Exhibit B

                             JOINT FILING AGREEMENT

         This Agreement is filed as an exhibit to Schedule 13G/A being filed by
Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J.
Solit in compliance with Rule 13d-1(k) of the Securities and Exchange
Commission, which requires an agreement in writing indicating that the Schedule
13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule
13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

Dated: March 3, 2010

                                         POTOMAC CAPITAL MANAGEMENT LLC
                                         By:   /s/ Paul J. Solit
                                               ---------------------------------
                                               Paul J. Solit, Managing Member

                                         POTOMAC CAPITAL MANAGEMENT INC.
                                         By:   /s/ Paul J. Solit
                                               ---------------------------------
                                               Paul J. Solit, President

                                         PAUL J. SOLIT
                                         By:   /s/ Paul J. Solit
                                               ---------------------------------
                                               Paul J. Solit